UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On March 10, 2011, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended February 27, 2011.  The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP.  The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On March 10, 2011, the Company announced its Board of Directors had declared a cash dividend of $0.10 per outstanding share of Company common stock.  The dividend will be paid on April 11, 2011 to Company shareholders of record as of the close of business on March 21, 2011.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.            Description of Exhibit

99.1	News Release dated March 10, 2011 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities.  Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: March 10, 2011	//S// Jamie E. Samath
Jamie E. Samath Vice President and Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit  99.1

Media Contact:	Financial:
Lee Ann Schlatter	Mark Veeh
(408) 721-7680	(408) 721-5007
LeeAnn.Schlatter@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Third Quarter Fiscal 2011

•	Q3 sales of $343.9 million decreased 12% from Q2 of fiscal 2011 and decreased 5% from Q3 of fiscal 2010
•	GAAP earnings per share of 24 cents was down from 34 cents in Q2 but up from 22 cents one year ago
•	Gross margin of 66.5% decreased from 68.9% in Q2 and from the 67.3% posted in Q3 of last year
•	Sales outlook for Q4 of fiscal 2011 expected to increase sequentially to a range of $360 million to $370 million

SANTA CLARA, Calif. – March 10, 2011 – National Semiconductor Corp. (NYSE:NSM) today reported sales of $343.9 million and net income of $59.4 million, or 24 cents per diluted share, for the third quarter of fiscal 2011, which ended Feb. 27, 2011.

National’s third quarter sales were 12 percent lower than the $390.4 million in sales reported in the second quarter of fiscal 2011 due to inventory adjustments in the distribution channel and seasonally lower shipments to wireless handset customers following the holiday sales period. Sales in the third quarter of fiscal 2011 were 5 percent lower than the $361.9 million reported in the third quarter of fiscal 2010.

Third quarter net income of $59.4 million, or 24 cents per diluted share, was a decrease from the $83.5 million, or 34 cents per diluted share, in the second quarter of fiscal 2011. One year ago, National reported net income of $53.2 million, or 22 cents per diluted share for the third quarter of fiscal 2010.

Gross margin of 66.5 percent decreased from 68.9 percent in the second quarter of 2011, driven by lower factory utilization in connection with the reduced sales volume. National reported gross margin of 67.3 percent in the third quarter of fiscal 2010.

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Bookings for Q3, Fiscal 2011
National’s total company bookings in the third quarter of fiscal 2011 were approximately the same as in the preceding quarter.  Bookings were up sequentially in the North America and Asia Pacific regions, and down in Europe and Japan. During the third quarter of fiscal 2011, billings exceeded bookings.

Notable Items in Q3
Third quarter fiscal 2011 results included a $6 million pre-tax impairment charge related to assets held for sale. This amount is included within the $8.2 million of total restructuring expenses associated with previously announced plant closures.

Outlook for Q4, Fiscal 2011
For the fourth quarter of fiscal 2011, National projects the following:
•	Revenues between $360 million and $370 million, an increase of approximately 4 percent to 7 percent sequentially
•	Gross margin percentage between 66 percent and 67 percent
•	Combined R&D and SG&A expenses between $132 million and $138 million

“As we move beyond the inventory correction, and the post-holiday slowdown in the mobile phone market, we are looking forward to resuming revenue growth,” said Don Macleod, National’s chief executive officer.  “We see our power management and, in particular, energy efficiency solutions driving revenue growth in broad industrial and mobile device markets.”

Company Declares Dividend
The company announced today that the Board of Directors has declared a cash dividend of $0.10 per outstanding share of common stock.  The dividend will be paid on April 11, 2011 to shareholders of record at the close of business on March 21, 2011.

Special Note
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such

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factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's annual report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein, and the quarterly report on Form 10-Q for the quarter ended Nov. 28, 2010.

About National Semiconductor
National Semiconductor is a leader in power management technology. Known for its easy-to-use analog integrated circuits and world-class supply chain, National’s high-performance analog products enable its customers’ systems to be more energy efficient. Headquartered in Santa Clara, Calif., National reported sales of $1.42 billion for fiscal 2010. Additional information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Q3 FY11	Q2 FY11	Q3 FY10	YTD 2011	YTD 2010
	Three Months Ended			Nine Months Ended
	Feb. 27, 2011	Nov. 28, 2010	Feb. 28, 2010	Feb. 27, 2011	Feb. 28, 2010

Net sales	$343.9	$390.4	$361.9	$1,146.3	$1,020.9
Cost of sales	115.2	121.5	118.2	356.7	360.0
Gross margin	228.7	268.9	243.7	789.6	660.9

Research and development	65.6	69.5	69.0	206.4	202.5
Selling, general and administrative	63.1	69.4	81.7	202.5	235.7
Severance and restructuring expenses	8.2	6.5	6.4	24.5	12.8
Other operating expense (income), net	0.4	-	0.6	0.5	(0.3)

Operating expenses	137.3	145.4	157.7	433.9	450.7

Operating income	91.4	123.5	86.0	355.7	210.2

Interest income	0.6	0.6	0.4	1.8	1.3
Interest expense	(14.1)	(13.8)	(14.8)	(40.9)	(45.5)
Other non-operating income, net	1.8	3.3	0.8	2.7	6.1

Income before taxes	79.7	113.6	72.4	319.3	172.1
Income tax expense	20.3	30.1	19.2	87.6	42.1
Net income	$59.4	$83.5	$53.2	$231.7	$130.0

Earnings per share:
Basic	$0.25	$0.35	$0.22	$0.97	$0.55
Diluted	$0.24	$0.34	$0.22	$0.94	$0.54

Selected income statement ratios as a percentage of sales:

Gross margin	66.5%	68.9%	67.3%	68.9%	64.7%
Research and development	19.1%	17.8%	19.1%	18.0%	19.8%
Selling, general and administrative	18.3%	17.8%	22.6%	17.7%	23.1%
Net income	17.3%	21.4%	14.7%	20.2%	12.7%

Effective tax rate	25.5%	26.5%	26.5%	27.4%	24.5%

Percentage (decrease) increase in selected items:	Q3 FY11 vs Q2 FY11	Q3 FY11 vs Q3 FY10	YTD FY11 vs YTD FY10

Net sales	(11.9%)	(5.0%)	12.3%
Net income	(28.9%)	11.7%	78.2%
Diluted earnings per share	(29.4%)	9.1%	74.1%

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)
	Feb. 27, 2011	May 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$860.3	$1,027.0
Short-term investments	40.0	-
Receivables	91.4	98.2
Inventories	138.2	118.6
Deferred tax assets	75.1	70.3
Other current assets	140.5	156.8

Total current assets	1,345.5	1,470.9

Net property, plant and equipment	420.4	390.1
Goodwill	68.3	66.1
Deferred tax assets, net	239.2	245.5
Other assets	98.8	102.2
Total assets	$2,172.2	$2,274.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$-	$276.5
Accounts payable	50.5	49.8
Accrued liabilities	104.3	204.5
Income taxes payable	6.6	17.6

Total current liabilities	161.4	548.4

Long-term debt	1,042.6	1,001.0
Long-term income taxes payable	189.0	175.3
Other non-current liabilities	129.5	124.2

Total liabilities	1,522.5	1,848.9

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	121.4	119.5
Additional paid-in-capital	246.3	188.3
Retained earnings	414.7	250.3
Accumulated other comprehensive loss	(132.7)	(132.2)

Total shareholders’ equity	649.7	425.9
Total liabilities and shareholders’ equity	$2,172.2	$2,274.8

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)
	Nine Months Ended
	Feb. 27, 2011	Feb. 28, 2010
Cash flows from operating activities:
Net income	$231.7	$130.0
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	59.8	69.5
Share-based compensation	40.2	49.9
Excess tax benefit from share-based payment arrangements	(0.8)	(0.2)
Tax benefit (expense) associated with stock options	6.6	(6.7)
Gain on investments	(5.5)	(6.1)
Non-cash restructuring recovery	(0.1)	(5.7)
(Gain) loss on disposal of equipment	(0.5)	1.0
Impairment of equipment and other assets	10.0	0.1
Other, net	5.1	3.0
Changes in certain assets and liabilities, net:
Receivables	7.1	(17.4)
Inventories	(19.5)	20.3
Other current assets	0.9	(3.5)
Accounts payable and accrued liabilities	(97.6)	14.6
Current and deferred income taxes	(15.5)	(15.5)
Other non-current liabilities	5.1	12.9
Net cash provided by operating activities	227.0	246.2
Cash flows from investing activities:
Purchase of property, plant and equipment	(81.0)	(25.9)
Proceeds from sale of property, plant and equipment	4.3	2.0
Purchase of short-term investments	(40.0)	-
Business acquisition, net of cash acquired	(4.1)	(4.8)
Funding of benefit plan	(3.5)	(1.5)
Redemption of benefit plan	8.5	7.6
Other, net	(0.5)	(2.2)
Net cash used in investing activities	(116.3)	(24.8)
Cash flows from financing activities:
Repayment of bank borrowing	(250.0)	(46.8)
Proceeds from liquidation of derivative instrument in fair value hedge	13.0	-
Payment on software license obligations	(6.6)	(6.3)
Excess tax benefit from share-based payment arrangements	0.8	0.2
Minimum tax withholding paid on behalf of employees for net share settlements	(2.8)	(1.7)
Issuance of common stock	35.5	59.5
Cash payments in connection with stock option exchange program	-	(1.3)
Cash dividends declared and paid	(67.3)	(56.7)
Net cash used in financing activities	(277.4)	(53.1)
Net change in cash and cash equivalents	(166.7)	168.3
Cash and cash equivalents at beginning of period	1,027.0	700.3
Cash and cash equivalents at end of period	$860.3	$868.6

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PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(In millions, except per share amounts)
	Q3 FY11	Q2 FY11	Q3 FY10	YTD 2011	YTD 2010
	Three Months Ended			Nine Months Ended
	Feb. 27, 2011	Nov. 28, 2010	Feb. 28, 2010	Feb. 27, 2011	Feb. 28, 2010

Net income used in basic and diluted
earnings per share calculation	$59.4	$83.5	$53.2	$231.7	$130.0

Earnings per share:
Basic	$0.25	$0.35	$0.22	$0.97	$0.55
Diluted	$0.24	$0.34	$0.22	$0.94	$0.54

Weighted-average shares outstanding:
Basic	241.5	239.9	237.3	240.1	235.8
Diluted	247.0	244.8	242.5	245.5	240.5

OTHER FINANCIAL STATEMENT DETAIL
(In millions)
	Q3 FY11	Q2 FY11	Q3 FY10	YTD 2011	YTD 2010
	Three Months Ended			Nine Months Ended
	Feb. 27, 2011	Nov. 28, 2010	Feb. 28, 2010	Feb. 27, 2011	Feb. 28, 2010

Other operating expense (income), net:
Litigation settlement	$-	$-	$-	$-	$(0.5)
Other	0.4	-	0.6	0.5	0.2
Total other operating expense (income), net	$0.4	$-	$0.6	$0.5	$(0.3)

Other non-operating income, net:
Gain on investments	$1.8	$3.7	$0.8	$5.5	$6.1
Net gain (loss) on derivative instrument in
fair value hedge	-	0.3	-	(2.1)	-
Loss on liquidation of derivative instrument
in fair value hedge	-	(0.7)	-	(0.7)	-
Total other non-operating income, net	$1.8	$3.3	$0.8	$2.7	$6.1

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